ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

Zynex, Inc.

2. Description of the original document for which correction is being made:

Certificate of Amendment

3. Filing date of the original document for which correction is being made: May 27, 2008

4. Description of the inaccuracy or defect.

The amendment to the Articles of Incorporation was not stated completely; and the corporate approval and effective date were not stated accurately.

5. Correction of the inaccuracy or defect.

Paragraphs 2, 3 and 4 of the Certificate of Amendment, filed May 27, 2008, are corrected to read as follows.

see attached

6. Signature:

X [signature]

Authorized Signature Fritz G. Allison Title* Chief Financial Officer Date 25-Jun-2008

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited-Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ATTACHMENT TO CERTIFICATE OF CORRECTION OF ZYNEX, INC. DATED JUNE 25, 2008

Paragraphs 2, 3 and 4 of the Certificate of Amendment, filed May 27, 2008, are corrected to read as follows.

2. The articles have been amended as follows (provide article numbers, if available):

Article I of the Corporation's Articles of Incorporation is amended in its entirety to read as follows:

Article I

Name

The name of the corporation is Zynex, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 18,245,500 shares of common stock in favor.

4. Effective Date of filing (optional): 6/30/08

3889356_1.DOC

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.380)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

Zynex Medical Holdings, Inc. (C35260-2001)

2. The articles have been amended as follows (provide article numbers, if available):

Articles 1: Name: Current: Zynex Medical Holdings, Inc.

Articles 1: NameL Change to: Zynex, Inc.

3. The undersigned declare that they constitute at least two-thirds of the incorporators ☐, or of the board of directors ☒ (check one box only)

4. Effective date of filing (optional): 4/17/08 (must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures*:

X ______________________ X ______________________
Signature Signature

* If more than two signatures, attach an 8 1/2x 11 plain sheet with the additional signatures.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.